                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 9, 2001, relating to the consolidated financial statements of PlanetCAD Inc. and subsidiaries and our report dated October 6, 2000 relating to the financial statements of Prescient Technologies, Inc. included herein and to the reference of our firm under the heading "Experts" in the prospectus.


                                            KPMG LLP

Boulder, Colorado
April 30, 2001